UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2010

REX AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2875 Needmore Road, Dayton, Ohio	45414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

On July 16, 2010, REX American Resources Corporation (“the Company”) filed a Current Report on Form 8-K to report the Company’s acquisition of Class A membership interest units of NuGen Energy, LLC (“NuGen”) constituting a 48.9% voting interest and a 47.77% equity interest in NuGen on a fully diluted basis. In response to Item 9.01(a) and Item 9.01(b) of such Current Report on Form 8-K, the Company stated that it would file certain required financial information by amendment, as permitted by Item 9.01(a)(4) and Item 9.01(b)(2). The Company hereby amends its Current Report on Form 8-K filed on July 16, 2010 to provide the required financial information.

INDEPENDENT AUDITOR’S REPORT

To the Board of Managers
NuGen Energy, LLC
Marion, South Dakota

We have audited the accompanying balance sheet of NuGen Energy, LLC (a South Dakota limited liability company) as of May 31, 2010 and the related statement of operations, members’ equity, and cash flows for the ten months then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NuGen Energy, LLC as of May 31, 2010 and the results of its operations and its cash flows for the ten months then ended in conformity with accounting principles generally accepted in the United States of America.

/s/CHRISTIANSON & ASSOCIATES, PLLP
Certified Public Accountants and Consultants
Willmar, Minnesota

June 23, 2010

NUGEN ENERGY, LLC
BALANCE SHEET
May 31, 2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,845,240
Trade receivables	5,619,952
Inventories	5,747,350
Prepaid expenses	414,861
Restricted cash	620,530
Derivative instruments	858,832

TOTAL CURRENT ASSETS	18,106,765

PROPERTY AND EQUIPMENT
Land and improvements	4,799,206
Building	366,595
Plant, property and equipment	85,144,526

90,310,327
Accumulated depreciation	(3,748,036)

86,562,291

OTHER ASSETS
Deposits	2,405,000
Financing costs, net of amortization	687,355

3,092,355

TOTAL ASSETS	$107,761,411

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,378,945
Accrued liabilities	1,474,840

TOTAL CURRENT LIABILITIES	2,853,785

LONG-TERM DEBT	96,240,753

MEMBERS’ EQUITY	8,666,873

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$107,761,411

NUGEN ENERGY, LLC
STATEMENT OF OPERATIONS
Ten Months Ended May 31, 2010

SALES	$197,024,112

COST OF SALES	178,578,921

GROSS PROFIT	18,445,191

GENERAL AND ADMINISTRATIVE	4,607,035

INCOME FROM OPERATIONS	13,838,156

OTHER INCOME (EXPENSES)
Interest income	7,060
Interest expense	(2,751,778)
Other income	6,825

NET INCOME	$11,100,263

NUGEN ENERGY, LLC
STATEMENT OF MEMBER’S EQUITY
Ten Months Ended May 31, 2010

Balance - February 13, 2009 (Date of Inception)	$—

Capital contributions	2,000,000

Net loss	(1,324,492)

Balance - July 31, 2009	675,508

Distributions	(5,140,644)

Class B units issued under intrastate offering	1,836,801

Capital contributions	194,945

Net income	11,100,263

Balance - May 31, 2010	$8,666,873

NUGEN ENERGY, LLC
STATEMENT OF CASH FLOWS
TEN MONTHS ENDED MAY 31, 2010

OPERATING ACTIVITIES
Net income	$11,100,263
Charges to net income not affecting cash
Depreciation	3,748,036
Amortization	121,708
Gain on derivatives	(50,832)
Units issued in exchange for inventory	1,836,801
(Increase) decrease in:
Trade receivables	(1,370,664)
Inventories	66,755
Prepaid expenses	440,231
Restricted cash	(620,530)
Derivative instruments	(808,000)
Deposits	(1,212,500)
Increase (decrease) in:
Accounts payable	54,701
Accrued liabilities	942,469

NET CASH PROVIDED BY OPERATING ACTIVITIES	14,248,438

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(529,217)

NET CASH USED IN INVESTING ACTIVITIES	(529,217)

FINANCING ACTIVITIES
Distributions	(5,140,644)
Contributed capital	194,945
Principal payments on long-term debt	(8,133,794)
Proceeds from revolving line of credit	2,500,000
Payments for financing costs	(123,603)

NET CASH USED IN FINANCING ACTIVITIES	(10,703,096)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,016,125

CASH AND CASH EQUIVALENTS - beginning of the period	1,829,115

CASH AND CASH EQUIVALENTS - end of the period	$4,845,240

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$2,751,778

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Reclass costs from asset acquisition	$181,270

Reclass accrued liability from long-term debt	$134,844

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS – NuGen Energy, LLC, a South Dakota limited liability company, was formed on February 13, 2009 to acquire and operate an ethanol plant located in Marion, South Dakota with a current certified annual production nameplate capacity of 122 million gallons of undenatured ethanol. The company produces ethanol and distiller grains for commercial sales throughout the United States.

On July 30, 2009, the company acquired substantially all the assets and assumed substantially all the liabilities of Marion Energy Investments, LLC for an aggregate purchase price of $102,045,432, which the company funded through a term loan of $87,874,547, a $14,000,000 advance on the company’s long term revolving line of credit (see Note D) and cash of $170,885.

The company recorded this acquisition using the purchase method of accounting in accordance with Accounting Standards Codification (ASC) 805 - Business Combinations. The purchase price equaled the estimated fair value of the identifiable net assets acquired less acquisition-related costs of the transaction.

FISCAL REPORTING PERIOD - The company has adopted a fiscal year ending of July 31 for financial reporting.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION - The company generally sells ethanol and related products pursuant to marketing agreements. Revenues are recognized when the customer has taken title and has assumed the risks of ownership, prices are fixed or determinable and collection is reasonably assured. The company’s products are generally shipped FOB shipping point.

In accordance with the company’s ethanol marketing agreement, a fixed price per gallon is deducted for marketing, storage, and transportation costs and is recorded in cost of goods sold.

CONCENTRATIONS OF CREDIT RISK -The company extends credit to its customers in the ordinary course of business. The company performs periodic credit evaluations of its customers and generally does not require collateral. The company’s operations may vary with the volatility of the commodity and ethanol markets.

CASH AND CASH EQUIVALENTS - The company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The company’s cash balances are maintained in bank depositories and periodically exceed federally insured limits.

TRADE RECEIVABLES - The company has engaged the services of a national marketer to sell substantially all of its ethanol and distiller grain production. The marketer handles nearly all sales functions including billing, logistics, and sales pricing. Once product is shipped, the marketer assumes the risk of payment from the consumer and handles all delinquent payment issues.

Trade receivables are recorded at their estimated net realizable value. Accounts are considered past due if payment is not made on a timely basis in accordance with the company’s credit terms. Accounts considered uncollectible are written off in the period they are determined to be uncollectible. As of May 31, 2010, the company believes that all amounts would be collectible and an allowance was not considered necessary.

INVENTORIES - Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method. Inventories consist of raw materials, work in process, finished goods and spare parts.

RESTRICTED CASH - The company is required by its lending institution to deposit funds on escrow for property and equipment repair as well as funds for future property tax liabilities.

DERIVATIVE INSTRUMENTS - The company enters into futures contracts to reduce the risk caused by market fluctuation of corn prices. The fair value of these contracts is based on quoted prices in active exchange-traded markets. The fair value of the derivatives is continually subject to change due to the changing market conditions. Although the company believes its derivative positions are economic hedges, none have been designated as a hedge for accounting purposes and derivative positions are recorded on the balance sheet at their fair market value, with changes in fair value recognized in current period earnings. The company has categorized the cash flows related to the hedging activities in the same category as the item being hedged.

The company’s forward contracts are deemed “normal purchases and normal sales” under Accounting Standards Codification 815 – Derivatives and Hedging (FAS 133),

and, therefore, unrealized gains and losses on these contracts are not recognized in the company’s financial statements. At May 31, 2010, the company had commitments to purchase approximately 5,732,000 bushels of corn over the next six months for a total obligation of approximately $20,634,000.

The following tables provide details regarding the company’s derivative financial instruments at May 31, 2010, none of which are designated as hedging instruments:

	Balance Sheet location	Assets	Liabilities

Commodity contracts	Derivative instruments	$858,832	$—

	Statement of Operations location	Gain (loss) recognized for the period ended May 31, 2010

Commodity contracts	Cost of sales	$ 50,832

PROPERTY AND EQUIPMENT - Property and equipment are stated at the lower of cost or fair value. Significant additions and betterments are capitalized and depreciated over their useful lives with expenditures for maintenance, repairs and minor renewals being charged to operations as incurred.

Depreciation is computed using the straight-line method over the following estimated useful lives:

Land improvements	20-40 years
Building structure	20-40 years
Grain equipment	5–20 years
Process equipment	5–20 years
Other equipment	5–15 years

Depreciation expense for the ten months ended May 31, 2010 was $3,748,036.

The company reviews its property and equipment for impairment whenever events indicate that the carrying amount of the asset may not be recoverable within the ordinary course of business. An impairment loss is recorded when the sum of the future cash flows is less than the carrying amount of the asset. The amount of the loss is determined by comparing the fair market value of the asset to the carrying amount of the asset. No loss has been recorded during the ten months ended May 31, 2010.

DEPOSITS - The Company is required to have funds on deposit by its various venders and suppliers including the company’s corn procurement agent for grain purchased on the company’s behalf, the company’s natural gas provider based on expected usage and the company’s electricity provider. Deposits have no set recovery date and are recorded at the scheduled recoverable value.

FINANCING COSTS - Financing costs include expenditures directly related to securing debt financing. These costs are amortized over the 15 year life of the related loans using the effective-interest method. Amortization related to financing costs was $121,708 for the ten months ended May 31, 2010.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. The carrying amount of cash and cash equivalents, trade receivables, accounts payable and accrued expenses approximates fair value because of the short maturity of these financial instruments. Management believes the fair value of its long-term debt would be difficult to estimate due to the nature of the obligations and the inability to access a similar obligation to base an estimate of fair value. The fair value of the derivative instruments is based on quoted prices in active exchange-traded markets.

The following table presents the fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of May 31, 2010. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Level 1 inputs include quoted market prices in an active market for identical assets or liabilities. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

	Carrying Value at May 31, 2010	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Assets
Derivative instruments	$858,832	$858,832	$—	$—

The fair value of the company’s commodity derivatives is determined using unadjusted quoted prices for identical instruments on the applicable exchange in which the company transacts. Except for those assets and liabilities which are required by authoritative guidance to be recorded at fair value in our balance sheets, the company has not elected to record any other assets or liabilities at fair value.

INCOME TAXES - The Company is treated as a partnership for federal and state income tax purposes. Under this type of organization, the Company’s earnings and losses pass through to the members and are included in the income tax returns of the members, therefore no provision or liability for federal or state income taxes has been included in these financial statements.

The company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. The company’s 2009 federal income tax year is subject to examination by the IRS, generally for three years.

NOTE B: MEMBER’S EQUITY

The company was formed on February 13, 2009 to have a perpetual life. The company’s ownership is divided into three or more classes, with the initial unit classes being Class A, Class B and Class C. The profits, losses and distributions of the company will be allocated to each class of units based on class percentage ownership, then among the unit holders of a class in proportion to the total units held. Members holding Class A units are entitled to one vote for each unit held on matters requiring a membership vote including election of the Managers to the Board of Managers. Class B and C units have no voting rights.

The rights and privileges associated with the Class C units cannot be amended without the consent of the majority of the Class C units and warrants to issue Class C units (see Note D) outstanding. Transfer of the units is restricted pursuant to the operating agreement and to the applicable tax and securities laws and requires approval of the board of managers.

The company was initially capitalized by a member who received 100,000 Class A units upon formation of the company. Subsequently, the company’s member contributed a total of $2,194,945 as capital contributions.

The company also prepared a prospectus for an intrastate offering. The offering was for an aggregate maximum of 4,344,274 Class B Units. The units were only offered and sold to residents of the State of South Dakota who were corn producers that had corn delivery contracts with the previous owner of the plant. The value of the units are equal to a portion of the difference between the price of corn under corn delivery contracts that were cancelled in connection with the bankruptcy proceedings and the futures price of corn for the related delivery month. Corn producers with cancelled contracts had the opportunity to receive 50 percent of the price differential in the form of non-voting Class B Units and 50 percent of the price differential in quarterly cash payments based on an excess cash flow formula set forth in the company’s loan agreements in exchange for executing a master corn delivery and subscription agreement with the company in which the producer agreed to deliver the same number of bushels of corn as the cancelled contracts.

The total price differential for all cancelled contracts, rounded to the nearest dollar was $8,688,548, of which up to $4,344,274 may be paid out of excess cash flow and up to $4,344,274 may be paid in Class B Units (4,344,274 Class B Units, valued at $1 per unit). Each Class B Unit represents the right to receive 0.00000092 percent of the company’s assets, profits, losses and distributions. The company’s managers, officers, affiliates and future business partners that had corn contracts may also purchase Class B Units in this offering. No cash proceeds were received from the sale of Class B Units in this offering. The company terminated this offering on November 17, 2009.

In total, 175 of the 214 producers who had cancelled contracts accepted all or partial terms of the prospectus and executed new corn delivery contracts, which would provide for total cash payments in the amount of $2,810,401 and Class B Units in the amount of $2,727,604. As of May 31, 2010, a total of $1,730,948 of excess cash flows has been paid or accrued and $1,836,801 in Class B Units have been issued in connection with these corn contracts.

As of May 31, 2010, the company has outstanding 100,000 Class A units, 1,836,801 Class B units, and no Class C units.

NOTE C: INVENTORIES

Inventories consist of the following as of May 31, 2010:

Ethanol	$1,686,206
Distiller grains	475,332
Corn	893,223
Chemicals	559,091
Spare parts	999,989
Ethanol production in process	1,133,509

$5,747,350

NOTE D: LONG-TERM DEBT

Long-term debt consists of the following as of May 31, 2010:

Term loan	$84,937,295
Revolving line of credit	11,303,458

96,240,753
Current maturities	—

$96,240,753

On July 23, 2009, the company entered into loan agreements with Dougherty Funding LLC that became effective on July 30, 2009, which include a term loan of $87,874,547 and a $20,000,000 revolving line of credit. These loans are secured by substantially all assets of the company. They contain restrictive covenants and require principal prepayments based on excess cash flows as per the agreement. The term loan agreement requires monthly payments be made into reserve accounts with the proceeds to be used for replacement of machinery and equipment and payment of real estate taxes. The company paid loan fees of $539,375 at the closing and is required to pay an additional $269,658 over a twenty-four month period. As of May 31, 2010, the company has paid $123,603 of the additional amount required.

The revolving line of credit agreement grants the participating financial institutions in the revolving line of credit a warrant to collectively purchase up to 49 Class C units of the company for $1.00 per unit. The purchase rights are exercisable beginning on July 30, 2010 and expire August 1, 2015. The 49 Class C units represent the class percentage for allocation of profits, losses and distributions. (i.e. 49 Class C Units equates to a class percentage for the Class C Units of 49%). The number of units eligible for purchase under the warrant will decrease to 28 units if the company receives cash equity contributions totaling $3,000,000 inclusive of up to $1,000,000 that the sole member may contribute. For each $142,857 incremental cash equity contribution thereafter the units eligible for purchase under the warrant will be reduced by 1 unit until the cash equity contributions reach $7,000,000 at which time the warrant will terminate and no units will be entitled to be acquired by the holders of the warrant.

All such cash equity contributions must be received prior to July 30, 2010. The proceeds received from the cash equity contributions must be used as set forth in the revolving line of credit agreement.

The term loan contains a variable interest rate at LIBOR plus 3% and requires interest-only monthly payments for twenty-four months. Thereafter, payments will be based on monthly amortized payments of principal and interest sufficient to amortize the remaining unpaid principal balance over a period of fifteen years with the entire unpaid principal and interest due on August 1, 2015.

Availability on the revolving line of credit of up to $20,000,000, subject to adjustment in accordance with the warrant, is limited to the amount calculated in the borrowing base report and expires August 1, 2015. The loan agreement provides a variable interest rate at LIBOR plus 3%. There is an unused line fee on the daily unused portion of the commitment at a rate of 0.25% per quarter.

Long-term debt maturities are as follows:

Years ending May 31,

2011	—
2012	4,424,328
2013	5,471,673
2014	5,654,515
2015	5,843,467
Thereafter	74,846,770

$96,240,753

NOTE E: RELATED PARTY TRANSACTIONS

Grain agency agreement

In June 2009, the company entered into a grain agency agreement with FREMAR, LLC, a party related through common ownership, to act as the company’s agent to procure all corn required for ethanol production through the agency agreement. All purchases must be approved by the company prior to a contract being entered into. Payment for purchases will be drawn from a company account with checks prepared by FREMAR, LLC with the company’s signature required.

          The agreement’s initial term is for four years and will be automatically renewed for two successive four-year terms unless either party gives written notice within six months of the current term expiration to the other party of its election not to renew. The agreement may also be terminated by either party upon sixty days’ written notice.

          The agreement requires the company to pay FREMAR, LLC a fee per bushel of corn purchases for the initial four year term; the fee may be adjusted at the renewal of the agreement. For the ten months ended May 31, 2010, the company has purchased $112,022,407 of corn and incurred $559,355 in marketing fees related to this agreement.

Management agreement

In June 2009, the company entered into a management agreement with Central Farmers Cooperative, a member of the company, to receive consulting and management services with respect to the operation of the ethanol production facility. The company pays monthly installments for the services provided for the full term of the agreement. The company is required to reimburse Central Farmers Cooperative for reasonable expenses incurred with prior written notification required for expenditures amounting to more than $10,000.

The term of the agreement is for five years. The company may extend the agreement for additional periods of five years each. Any party may terminate the agreement for any reason by giving the other party at least ninety days’ prior written notice prior to the expiration of the then current term. The company has incurred $1,040,000 in management fees for the ten months ended May 31, 2010.

Utility Management Agreement

The company assumed a utility management agreement with an entity owned by a member of the company’s board of managers in the purchase of the net assets of the plant which was initially entered into in October 2006. In August 2009, the company extended this agreement for an additional 42 month term commencing in March 2011. The agreement can be terminated by either party upon 60 days written notice prior contract end date and requires the company to pay a fee based on actual usage with an increase in the base fee on an annual basis. The fees paid for the ten months ended May 31, 2010 are not considered material to the financial statements.

Advisory Service Agreement

The company entered into agreements with an entity owned by a member of the company’s board of managers to advise the company on management and operations. The fees paid for the ten months ended May 31, 2010 are not considered material to the financial statements.

NOTE F: LEASES

The company leases rail cars under long-term operating lease agreements expiring in September 2012. The company also leases rail cars on month to month terms. The company is required to pay executory costs such as maintenance and insurance.

Minimum lease payments in future years are as follows:

Period Ending May 31,

2011	$777,600
2012	777,600
2013	185,800

Total minimum future lease payments	$1,741,000

Total lease expense of $1,554,876 was incurred for the ten months ended May 31, 2010.

NOTE G: COMMITMENTS AND CONTINGENCIES

Substantially all of the company’s facilities are subject to federal, state, and local regulations relating to the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect to have, any material effect upon operations other than the items noted below. Management believes that the current practices and procedures for the control and disposition of such wastes will comply with the applicable federal and state requirements.

However, the company received notification from the South Dakota Department of Environment and Natural Resources (SDENR) of noncompliance with the plant’s surface water and storm water discharge permits which can subject the company to penalties of up to $10,000 per day during the period of noncompliance. The company is in communications with the SDENR regarding the noncompliance and although it is the company understands that the SDENR does not believe the plant’s noncompliance will cause any damage to the environment, the SDENR is still entitled to impose a penalty on the plant for every day of noncompliance with the permits. Corrective actions have been taken to resolve the noncompliance and the company has an on-site meeting with the SDENR to retest for compliance in June 2010. Management has determined the probability of a material penalty to be remote and no liability has been recorded.

Marketing agreements

The company has an ethanol sales and marketing agreement with an unrelated party which covers the entire ethanol marketing for the facility. The initial term of the agreement expires in July 2011 and shall be automatically extended for additional one-year terms thereafter, unless either party provides notice of non-renewal 120 days prior to the end of the then-current term. The agreement requires the company to pay the marketer an agreed upon percentage of the net sales price as defined in the agreements with a minimum cost per gallon. The ethanol could be marketed by other marketers without any significant effect on operations.

The company has a distillers grain sales and marketing agreement with an unrelated party which cover the entire distillers grains marketing for the facility. The initial term of the agreement expires in July 2012 and shall be automatically extended for additional one-year terms thereafter, unless either party provides notice of non-renewal 120 days prior to the end of the then-current term. The agreement requires the company to pay the marketer an agreed upon percentage of the net sales price as defined in the agreement with a minimum cost per ton. The distillers grains can be marketed by other marketers without any significant effects on operations.

In April 2010, the company entered into a license agreement for the use of a process fouling control and bio-refining improvements invention system. The agreement also included the costs of chemicals and services necessary to control the process. The initial term of the agreement expires in March 2013 unless the licenser provides a 90-day advance written cancellation, or the company provides a 12 month advance written notice of cancellation. The agreement requires the company to pay the license for estimated chemical usage in monthly installments of $29,269. These installments will be reviewed on 6 month intervals beginning in year two of the agreement.

NOTE H: SUBSEQUENT EVENTS

In preparing these financial statements, the company has evaluated events and transactions for potential recognition or disclosure through June 23, 2010, the date the financial statements were available to be issued.

Subsequent to May 31, 2010, the majority owner of the company entered into negotiations to sell a substantial number of Class A units to an unrelated third party. The initial agreement is for 49,000 units, which would constitute 49% of the outstanding Class A units, with an option to purchase additional Class A units from the majority owner up to a total of 51% of the total outstanding voting and economic interests of the company. As of June 23, 2010, the parties are still in negotiations and no final agreements have been executed.

(b)

REX American Resources Corporation
Pro Forma Consolidated (unaudited) Financial Information

On July 12, 2010, REX NuGen, LLC, a wholly owned subsidiary of REX American Resources Corporation (“REX” or “the Company”) completed the acquisition of Class A membership interest units of NuGen Energy, LLC (“NuGen”) from Central Farmers Cooperative (“CFC”) pursuant to the Unit Purchase and Option Agreement dated June 30, 2010 (the “Agreement”) among REX and CFC. The Class A Units constitute a 48.9% voting interest and a 47.77% equity interest in NuGen on a fully diluted basis.

The unaudited pro forma statements of income for the year ended January 31, 2010 and the three months ended April 30, 2010 are prepared as if the acquisition occurred at the beginning of the year ended January 31, 2010 (February 1, 2009). The unaudited pro forma balance sheet information as of April 30, 2010 has been prepared as if the acquisition occurred on that date.

The unaudited pro forma consolidated financial information has been derived from the application of pro forma adjustments to the historical consolidated financial statements of the Company and NuGen. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred as of the beginning of the periods presented or at the balance sheet date presented, nor is it necessarily indicative of future financial position or results of operations. The pro forma adjustments give effect to the preliminary estimated allocation of the acquisition purchase price. This unaudited pro forma financial information does not include, nor does it assume, any benefits from cost savings or synergies of the equity investment. The pro forma adjustments are based upon available information and certain assumptions we believe are reasonable.

The unaudited pro forma consolidated financial information includes historical financial information for the Company and NuGen. The Company’s historical consolidated balance sheet as of April 30, 2010 and its historical consolidated statement of operations for the three months ended April 30, 2010 were taken from the unaudited consolidated financial statements in the Company’s quarterly report on Form 10-Q for the quarter ended April 30, 2010. The Company’s historical consolidated statement of operations for the year ended January 31, 2010 was taken from the audited consolidated financial statements in the Company’s most recent annual report on Form 10-K for the year ended January 31, 2010.

Information related to NuGen’s historical balance sheet used to determine the investment value as of April 30, 2010 was derived from NuGen’s unaudited balance sheet as of April 30, 2010 not included in this Form 8-K/A. Information related to NuGen’s historical statement of income for the year ended January 31, 2010 for inclusion in the consolidated pro forma statements of operations was derived from NuGen’s unaudited statement of income for the year ended July 31, 2010 not included in this Form 8-K/A. Information related to NuGen’s historical statement of income for the three months ended April 30, 2010 was derived from its unaudited statement of income for the three months ended April 30, 2010 not included in this Form 8-K/A.

The preliminary purchase price of approximately $13.8 million includes contingent consideration to the seller with an estimated fair value of approximately $4.6 million, which was based upon future cash distributions from NuGen that the Company is entitled to. The proceeds paid at closing of $9.2 million were paid out of the Company’s cash holdings and no debt was issued in connection with the acquisition. The purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on the estimated fair value as of the date of acquisition. This allocation resulted in the book basis of fixed assets being increased for purposes of pro forma presentation. Thus, additional depreciation expense was taken in the pro forma financial statements for the “step up” of fixed assets. Furthermore, the Company determined that it does not have a controlling interest in NuGen; therefore, the Company uses the equity method of accounting for its share of NuGen’s results of operations.

The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company included on Form 10-Q for the quarters ended April 30, 2010 and July 31, 2010 and Form 10-K for the year ended January 31, 2010 and with the historical audited financial statements of NuGen for the ten months ended May 31, 2009 included in this Form 8-K/A.

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Pro Forma Balance Sheets
Unaudited

	REX Historical April 30, 2010	Investment in 48% Interest in NuGen (1)	Pro Forma April 30, 2010

	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$101,420	$(9,215)	$92,205
Accounts receivable, net	7,460	—	7,460
Inventory, net	7,430	—	7,430
Refundable income taxes	6,240	—	6,240
Prepaid expenses and other	2,751	—	2,751
Deferred taxes, net	5,138	—	5,138

Total current assets	130,439	(9,215)	121,224
Property and equipment, net	242,345	—	242,345
Other assets	9,517	—	9,517
Deferred taxes, net	8,480	—	8,480
Equity method investments	46,081	13,826	59,907
Investments in debt instruments	514	—	514
Restricted investments and deposits	2,100	—	2,100

Total assets	$439,476	$4,611	$444,087

Liabilities and equity:
Current liabilities:
Current portion of long-term debt and capital lease obligations, alternative energy	$13,397	$—	$13,397
Current portion of long-term debt, other	323	—	323
Accounts payable, trade	5,642	—	5,642
Deferred income	6,772	—	6,772
Accrued restructuring charges	502	—	502
Accrued real estate taxes	1,815	—	1,815
Derivative financial instruments	1,749	—	1,749
Other current liabilities	5,324	374	5,698

Total current liabilities	35,524	374	35,898

Long-term liabilities:
Long-term debt and capital lease obligations, alternative energy	110,716	—	110,716
Long-term debt, other	2,182	—	2,182
Deferred income	5,122	—	5,122
Derivative financial instruments	3,946	—	3,946
Other	575	4,237	4,812

Total long-term liabilities	122,541	4,237	126,778

Equity:
REX shareholders’ equity:
Common stock	299	—	299
Paid-in capital	142,120	—	142,120
Retained earnings	295,172	—	295,172
Treasury stock	(186,097)	—	(186,097)
Accumulated other comprehensive income, net of tax	27	—	27

Total REX shareholders’ equity	251,521	—	251,521
Noncontrolling interests	29,890	—	29,890

Total equity	281,411	—	281,411

Total liabilities and equity	$439,476	$4,611	$444,087

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Pro Forma Statements Of Operations
Unaudited

	REX Historical Three Months Ended April 30, 2010	Investment in 48% Interest in NuGen (2, 3)	Pro Forma Three Months Ended April 30, 2010

Net sales and revenue	$71,291	$—	$71,291
Cost of sales	63,194	—	63,194

Gross profit	8,097	—	8,097
Selling, general and administrative expenses	(2,093)	—	(2,093)
Interest income	115	—	115
Interest expense	(1,367)	—	(1,367)
Equity in income (loss) of unconsolidated ethanol affiliates	2,847	(176)	2,671
Losses on derivative financial instruments, net	(167)	—	(167)

Income (loss) from continuing operations before provision/benefit for income taxes and discontinued operations	7,432	(176)	7,256
(Provision) benefit for income taxes	(2,484)	70	(2,414)

Income (loss) from continuing operations including noncontrolling interests	4,948	(106)	4,842
Income from discontinued operations, net of tax	657	—	657

Net income (loss) including noncontrolling interests	5,605	(106)	5,499
Net loss (income) attributable to noncontrolling interests	(1,417)	—	(1,417)

Net income (loss) attributable to REX common shareholders	$4,188	$(106)	$4,082

Weighted average shares outstanding – basic	9,840		9,840

Basic income (loss) per share from continuing operations attributable to REX common shareholders	$0.36		$0.35
Basic income per share from discontinued operations attributable to REX common shareholders	0.07		0.07

Basic net income (loss) per share attributable to REX common shareholders	$0.43		$0.42

Weighted average shares outstanding – diluted	10,045		10,045

Diluted income (loss) per share from continuing operations attributable to REX common shareholders	$0.35		$0.34
Diluted income per share from discontinued operations attributable to REX common shareholders	0.07		0.07

Diluted net income (loss) per share attributable to REX common shareholders	$0.42		$0.41

Amounts attributable to REX common shareholders:
Income (loss) from continuing operations, net of tax	$3,531	$(106)	$3,425
Income from discontinued operations, net of tax	657	—	657

Net income (loss)	$4,188	$(106)	$4,082

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Pro Forma Statements Of Operations
Unaudited

	REX Historical Year Ended January 31, 2010	Investment in 48% Interest in NuGen (2, 4)	Pro Forma Year Ended January 31, 2010

Net sales and revenue	$170,264	$—	$170,264
Cost of sales	150,531	—	150,531

Gross profit	19,733	—	19,733
Selling, general and administrative expenses	(6,025)	—	(6,025)
Interest income	445	—	445
Interest expense	(4,741)	—	(4,741)
Loss on early termination of debt	(89)	—	(89)
Equity in income of unconsolidated ethanol affiliates	6,027	4,199	10,226
Other income	748	—	748
Losses on derivative financial instruments, net	(2,487)	—	(2,487)

Income from continuing operations before provision for income taxes and discontinued operations	13,611	4,199	17,810
Provision for income taxes	(4,553)	(1,680)	(6,233)

Income from continuing operations including noncontrolling interests	9,058	2,519	11,577
Income from discontinued operations, net of tax	2,120	—	2,120
Gain on disposal of discontinued operations, net of tax	1,374	—	1,374

Net income including noncontrolling interests	12,552	2,519	15,071
Net income attributable to noncontrolling interests	(3,900)	—	(3,900)

Net income (loss) attributable to REX common shareholders	$8,652	$2,519	$11,171

Weighted average shares outstanding – basic	9,254		9,254

Basic income per share from continuing operations attributable to REX common shareholders	$0.55		$0.83
Basic income per share from discontinued operations attributable to REX common shareholders	0.23		0.23
Basic income per share on disposal of discontinued operations attributable to REX common shareholders	0.15		0.15

Basic net income per share attributable to REX common shareholders	$0.93		$1.21

Weighted average shares outstanding – diluted	9,551		9,551

Diluted income per share from continuing operations attributable to REX common shareholders	$0.54		$0.80
Diluted income per share from discontinued operations attributable to REX common shareholders	0.22		0.22
Diluted income per share on disposal of discontinued operations attributable to REX common shareholders	0.15		0.15

Diluted net income per share attributable to REX common shareholders	$0.91		$1.17

Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$5,158	$2,519	$7,677
Income from discontinued operations, net of tax	3,494	—	3,494

Net income	$8,652	$2,519	$11,171

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Notes to Pro Forma Consolidated Financial Information (unaudited)

Note 1 Represents the acquisition of the 48% interest in NuGen (amounts in thousands):

Cash paid at closing	$9,215
Fair value of contingent consideration	4,611

Total fair value of acquisition	$13,826

Note 2 The fair value of the consideration, $13,826,000 exceeded 48% of NuGen’s net assets at the acquisition date by approximately $9,627,000. This excess was allocated to the carrying value of fixed assets, as the fair value of other assets and liabilities approximated the book value at the acquisition date. Depreciation expense on this step up of fixed assets is included as a pro forma adjustment.

Note 3 Represents the impact of REX’s share of NuGen’s loss for the quarter ended April 30, 2010 (amounts in thousands):

Loss of NuGen for the quarter	$(32)

REX’s share of (at 48%):
NuGen loss	$(15)
Depreciation expense for step up of fixed assets	(161)

Pre tax loss	(176)
Benefit for income taxes (40% statutory rate)	70

Net loss	$(106)

Note 4 Represents the impact of REX’s share of NuGen’s income for the year ended January 31, 2010 (amounts in thousands):

Income of NuGen for the year	$10,086

REX’s share of (at 48%):
NuGen income	$4,841
Depreciation expense for step up of fixed assets	(642)

Pre tax income	4,199
Provision for income taxes (40% statutory rate)	(1,680)

Net income	$2,519

Exhibit No.	Description of Exhibit

23	Consent of Independent Auditors

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: September 24, 2010	By:	/s/ DOUGLAS L. BRUGGEMAN

		Name:	Douglas L. Bruggeman
		Title:	Vice President - Finance,
Chief Financial Officer
and Treasurer